UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HENRY BIRKS & SONS INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1240 Square Phillips, Montreal, Quebec Canada	H3B 3H4
(Address of Principal Executive Offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration file number to which this form relates: File No. 333-124748
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Class A Voting Shares	American Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.   Description of Registrant’s Securities to be Registered.
     The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Birks’ Capital Stock” included in Part I of its registration statement on Form F-4 (File No. 333-126936), originally filed with the Securities and Exchange Commission on July 27, 2005 and as subsequently amended on September 8, 2005, September 21, 2005 and September 29, 2005.
Item 2.   Exhibits.

1.	Articles of Incorporation of Henry Birks & Sons Inc.*
2.	Bylaws of Henry Birks & Sons Inc.*
3.	Form of Henry Birks & Sons Inc. Class A Voting Share certificate*
All exhibits set forth above have been provided to the American Stock Exchange.

*	Incorporated by reference to the registrant’s registration statement on Form F-4 (File No. 333-126936).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HENRY BIRKS & SONS INC. (Registrant)
Date: September 30, 2005	By:	/s/ Thomas A. Andruskevich
		Name:	Thomas A. Andruskevich
		Title:	President & Chief Financial Officer